Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com


                                                              Shire


                  FIRST QUARTER 2003 RESULTS DATE NOTIFICATION

Basingstoke, UK - 17 April 2003 - Shire Pharmaceuticals Group plc (LSE: SHP,
NASDAQ: SHPGY; TSX: SHQ) will announce first quarter 2003 earnings on 1 May
2003.

   Results announcement time:                        12:00 BST / 07:00 EDT
   Meeting and conference call time:                 14:00 BST / 09:00 EDT

Live analyst presentation and conference call:
Participating in the investor / analyst meeting and live conference call will be:

Matthew Emmens, Chief Executive
Angus Russell, Group Finance Director
Wilson Totten, Group R&D Director

The venue for the meeting: The City Presentation Centre, 4 Chiswell Street, London, EC1Y 4UP

Please RSVP claire.rowell@fd.com (T: +44 (0)20 7269 7285).

Live conference call:
The details of the live conference call are as follows:

UK local rate no:             0845 146 2004
US Toll Free no:              1 866 434 1089
Direct Dial no:               +44 (0) 1452 569 393
Password or PIN:              Shire Pharmaceuticals

Live Webcast:
The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the investor relations section. A slide presentation to accompany the call will also be available on the Shire website.

Replay:
A replay of the conference call will be available for 1 weeks. Details are as follows:

UK local rate no:             0845 245 5205
Direct Dial no:               +44 (0) 1452 55 00 00
UK PIN (access) no:           113667#
US Toll Free no:              1 800-642-1687
US PIN (access) no:           9822995#
Webcast Replay                www.shire.com, in the investor relations section

If you have any problems accessing this, please contact: Souheil Salah on: +44
(0) 1256 894 160

                                       End


For further information please contact:

Global

Gordon Ngan - Investor Relations             +44 (0)1256 894 160

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international specialty pharmaceutical company with a strategic focus on four therapeutic areas - central nervous system disorders (CNS), oncology, gastro-intestinal (GI) and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimisation for small molecules and biologics. Shire's core strategy is based on research and development combined with in licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com


THE "SAFE HARBOUR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. The statements made in this press release that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event that such risks or uncertainties materialise, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development and commercialisation, the impact of competitive products, including but not limited to the impact of same on Shire's ADHD franchise of patents, government regulation and approval, including but not limited to the expected approval date of lanthanum carbonate (FOSRENOL(TM)) and other risks and uncertainties detailed from time to time in periodic reports produced by Shire, including the Annual Report filed on Form 10K by Shire with the Securities and Exchange Commission.